UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2010 (March 30, 2010)

LOJACK CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

1-8439	04-2664794
(Commission File Number)	(IRS Employer Identification No.)

200 Lowder Brook Drive, Suite 1000, Westwood, Massachusetts	02090
(Address of Principal Executive Offices)	(Zip Code)

781-251-4700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant’s Certifying Accountant.

Item 4.01(a)

On March 30, 2010, the Audit Committee of the Board of Directors of LoJack Corporation, or the Company, approved the dismissal of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm.

Deloitte’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2008 and 2009 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2008 and 2009 and the subsequent period through the date of this filing, the Company had (i) no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of the disagreements in connection with its report for such years and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K during the two most recent fiscal years or the subsequent period through the date of this filing.

The Company has provided Deloitte a copy of the disclosures it is making in this Current Report on Form 8-K prior to filing with the SEC and requested Deloitte furnish the Company with a letter addressed to the SEC stating whether or not Deloitte agrees with the above statements.  A copy of such letter, dated April 2, 2010, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 4.01(b)

Also on March 30, 2010, the Audit Committee of the Board of Directors approved the appointment of KPMG LLP as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2010.  Finalization of an engagement letter between the Company and KPMG LLP is in process.  During the fiscal years ended December 31, 2008 and 2009, and through the date of this filing, neither the Company nor anyone acting on its behalf consulted with KPMG LLP regarding any of the matters or events described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

16.1	Letter from Deloitte & Touche LLP, dated April 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOJACK CORPORATION (Registrant) By: /s/ Kathleen P. Lundy
Kathleen P. Lundy Vice President and General Counsel

Date: April 2, 2010